EXHIBIT 11.1

NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES
CALCULATION OF PRIMARY EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)

                                                                         Three Months Ended
                                                                              March 31,
                                                                       ______________________
                                                                         1997         1996
                                                                       ______________________
NET INCOME                                                             $   1,356    $    665
                                                                       ======================
COMMON STOCK:
Shares outstanding from beginning of period                               35,639      35,137
Pro rata shares:
   Stock options exercised                                                    10          24
   Assumed exercise of stock options, using treasury stock
     method                                                                1,166       1,104
                                                                       ______________________
   Weighted average number of shares outstanding                          36,815      36,265
                                                                       ======================
EARNINGS PER SHARE                                                     $     .04    $    .02
                                                                       ======================